                                                                     EXHIBIT 4.3







--------------------------------------------------------------------------------


                WILMINGTON TRUST COMPANY AS OWNER TRUSTEE OF THE
            HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I,
                                     Issuer




                                       and



                         U.S. BANK NATIONAL ASSOCIATION

           Indenture Trustee, Paying Agent and Securities Intermediary






                       SERIES 2002-2 INDENTURE SUPPLEMENT

                           Dated as of March 28, 2002





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                PAGE

ARTICLE I CREATION OF THE SERIES 2002-2 NOTES.....................................................................1

   Section 1.01 Designation.......................................................................................1

ARTICLE II DEFINITIONS............................................................................................2

   Section 2.01 Definitions.......................................................................................2

ARTICLE III SERVICING FEE........................................................................................15

   Section 3.01 Servicing Compensation...........................................................................15

ARTICLE IV RIGHTS OF SERIES 2002-2 NOTEHOLDERS  AND ALLOCATION AND APPLICATION OF COLLECTIONS....................16

   Section 4.01 Collections and Allocations......................................................................16

   Section 4.02 Determination of Monthly Interest................................................................18

   Section 4.03 Determination of Monthly Principal...............................................................19

   Section 4.04 Application of Available Funds on Deposit in the Collection Account..............................19

   Section 4.05 Investor Charge-offs.............................................................................23

   Section 4.06 Subordinated Principal Collections...............................................................23

   Section 4.07 Excess Finance Charge and Administrative Collections.............................................23

   Section 4.08 Shared Principal Collections.....................................................................23

   Section 4.09 [Reserved].......................................................................................24

   Section 4.10 Principal Funding Account........................................................................24

   Section 4.11 Reserve Account..................................................................................25

   Section 4.12 Determination of LIBOR...........................................................................27

   Section 4.13 Investment Instructions..........................................................................28

   Section 4.14 Exchange of Notes for Transferor Amount..........................................................28

ARTICLE V DELIVERY OF SERIES 2002-2 NOTES; DISTRIBUTIONS; REPORTS TO SERIES 2002-2 NOTEHOLDERS...................29

   Section 5.01 Delivery and Payment for the Series 2002-2 Notes.................................................29

   Section 5.02 Distributions....................................................................................29

   Section 5.03 Reports and Statements to Series 2002-2 Noteholders..............................................30

ARTICLE VI SERIES 2002-2 AMORTIZATION EVENTS.....................................................................31

   Section 6.01 Series 2002-2 Amortization Events................................................................31

ARTICLE VII REDEMPTION OF SERIES 2002-2 NOTES;  SERIES FINAL MATURITY; FINAL DISTRIBUTIONS.......................32


   Section 7.01 Optional Redemption of Series 2002-2 Notes.......................................................32

   Section 7.02 Series Final Maturity............................................................................33

ARTICLE VIII MISCELLANEOUS PROVISIONS............................................................................34

   Section 8.01 Ratification of Indenture........................................................................34

   Section 8.02 Counterparts.....................................................................................34

   Section 8.03 Governing Law....................................................................................34

   Section 8.04 Transfer of the O/C Amount.......................................................................34

   Section 8.05 Limitation of Liability..........................................................................34

   Section 8.06 Perfection of Security Interest..................................................................35

   Section 8.07 Transfer Restrictions............................................................................35

   Section 8.08 Notice of Servicing Delegation...................................................................35

   Section 8.09 Zero Balance Account Removal.....................................................................36

   Section 8.10 Notice of Insolvency Events......................................................................36



EXHIBITS

EXHIBIT A-1              FORM OF CLASS A NOTE

EXHIBIT A-2              FORM OF CLASS B NOTE

EXHIBIT A-3              FORM OF CLASS C NOTE

EXHIBIT B                FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
                         TO THE INDENTURE TRUSTEE

EXHIBIT C                FORM OF MONTHLY STATEMENT

EXHIBIT D                FORM OF MONTHLY SERVICER'S CERTIFICATE

         SERIES 2002-2 INDENTURE SUPPLEMENT, dated as of March 28, 2002 (the "INDENTURE SUPPLEMENT"), among WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee of the HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I, a common law trust existing under the laws of the State of Delaware (herein, the "ISSUER" or the "TRUST"), and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Indenture Trustee (herein, together with its successors in the trusts created under the Master Indenture referred to below, the "INDENTURE TRUSTEE"), Paying Agent and the Securities Intermediary under the Master Indenture, dated as of June 12, 2001 (the "INDENTURE") between the Issuer, and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the "AGREEMENT").

         The Transferor may direct the Owner Trustee, on behalf of the Issuer, to issue one or more Series of Notes in accordance with Section 2.12 of the Indenture. The Transferor has tendered the notice of issuance required by subsection 2.12(b)(i) of the Indenture and hereby directs the Owner Trustee, on behalf of the Issuer, to enter into this Indenture Supplement with the Indenture Trustee as required by Section 2.12 to provide for the issuance, authentication and delivery of the Class A Notes, Series 2002-2, the issuance, authentication and delivery of the Class B Notes, Series 2002-2 and the issuance, authentication and delivery of the Class C Notes, Series 2002-2 and to specify the Principal Terms thereof. The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

                                   ARTICLE I

                       CREATION OF THE SERIES 2002-2 NOTES

    Section 1.01     Designation

         (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I, SERIES 2002-2" or the "SERIES 2002-2 NOTES." The Series 2002-2 Notes shall be issued in three Classes, the first of which shall be known as the "CLASS A SERIES 2002-2 FLOATING RATE ASSET BACKED NOTES", the second of which shall be known as the "CLASS B SERIES 2002-2 FLOATING RATE ASSET BACKED NOTES" and the third of which will shall be known as the "CLASS C SERIES 2002-2 FLOATING RATE ASSET BACKED NOTES". The Series 2002-2 Notes shall be due and payable on the Series 2002-2 Final Maturity Date.

         (b) Series 2002-2 shall be a Pool One Series and shall be in Principal Sharing Group One and Excess Finance Charge Sharing Group One, and shall not be in a Reallocation Group, Shared Enhancement Group or be allocated Shared Transferor Principal Collections. Series 2002-2 shall not be subordinated to any other Series. Notwithstanding any provision in the Indenture or in this Indenture Supplement to the contrary, the first Distribution Date with respect to Series 2002-2 shall be the April 15, 2002 Distribution Date, and the first Due Period shall begin on and include March 1, 2002 and end on and include March 31, 2002.

         (c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling. All capitalized terms not otherwise defined herein are defined in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement. Each capitalized term defined herein shall relate only to the Series 2002-2 Notes but not any other Series of Notes issued by the Issuer.



                                   ARTICLE II

                                   DEFINITIONS

    Section 2.01     Definitions

         (a) Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

         "Accumulation Period Factor" shall mean, with respect to any Due Period, a fraction, (a) the numerator of which is equal to the sum of (i) the initial invested amounts of all Outstanding Series in Principal Sharing Group One which are not Variable Funding Series, (ii) the Invested Amount of all Outstanding Variable Funding Series in Principal Sharing Group One which are in the Revolving Period and (iii) the Invested Amount as of the end of the Revolving Period for all Outstanding Variable Funding Series in Principal Sharing Group One which are not in the Revolving Period and (b) the denominator of which is equal to the sum of (i) the Initial Invested Amount, (ii) the initial invested amounts of all Outstanding Principal Sharing Group One Series (other than Series 2002-2) that have controlled accumulation periods or controlled amortization periods (the length of which may be altered in accordance with the terms of the related Indenture Supplements) and are not expected to be in their respective revolving periods as of such Due Period and
(iii) the Invested Amount as of the end of the Revolving Period for all Outstanding Variable Funding Series in Principal Sharing Group One which are not expected to be in their revolving periods as of such Due Period; provided, however, that this definition may be changed at any time if an Officer's Certificate is delivered indicating that such action will not result in an Adverse Effect.

         "Accumulation Period Length" shall have the meaning assigned such term in subsection 4.04(e).

         "Additional Interest" shall mean, with respect to any Distribution Date, the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest for such Distribution Date.

         "Adjusted Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Invested Amount minus the Principal Funding Account Balance on such date.

         "Adjusted Pool One Principal Balance" shall mean an amount equal to the greater of (a) the sum of (i) the total amount of Principal Receivables in Pool One as of the close of business on the last day of the immediately preceding Due Period (or with respect to the first

Due Period, the total amount of Principal Receivables in Pool One as of the Series 2002-2 Cut-off Date) and (ii) the principal amount on deposit in the Special Funding Account with respect to Pool One as of the close of business on such last day (or with respect to the first Due Period, the Series 2002-2 Cut-off Date) and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to Principal Receivables, Finance Charge and Administrative Receivables or Defaulted Amounts, as applicable, for all Pool One Series outstanding as of the date as to which such determination is being made; provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs, the amount in clause (a)(i) above shall be the sum of the amounts for each day in such Due Period computed as follows and divided by the number of days in such Due Period:
(1) the aggregate amount of Principal Receivables in Pool One as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of such Due Period to but excluding the related Additional Cut-Off Date or Removal Date and (2) the aggregate amount of Principal Receivables in Pool One as of the close of business on the related Additional Cut-off Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from Pool One on the related Additional Cut-off Date or Removal Date, as the case may be, for each day in the period from and including the related Additional Cut-off Date or Removal Date to and including the last day of such Due Period.

         "Administration Fee" shall mean the fee payable to the Administrator pursuant to the Administration Agreement, to the extent not paid by the Transferor.

         "Available Investor Finance Charge and Administrative Collections" shall mean, with respect to any Due Period, an amount equal to the sum of (a) the Investor Finance Charge and Administrative Collections, (b) Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date, and (c) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Collection Account on the related Distribution Date to be treated as Available Investor Finance Charge and Administrative Collections pursuant to subsections 4.11(b) and (d).

         "Available Investor Principal Collections" shall mean, with respect to any Due Period, an amount equal to the sum of (a) (i) an amount equal to the Investor Percentage of all Collections of Principal Receivables received during such Due Period minus (ii) the amount of Subordinated Principal Collections with respect to such Due Period, (b) any Shared Principal Collections with respect to other Principal Sharing Group One Series (including any amounts on deposit in the Special Funding Account with respect to Pool One that are allocated to Series 2002-2 pursuant to the Agreement for application as Shared Principal Collections), (c) any Refunding Proceeds and (d) any other amounts which pursuant to Section 4.04 hereof are to be treated as Available Investor Principal Collections with respect to the related Distribution Date.

         "Available Reserve Account Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.11(b) on such date, but before giving effect to any (i) deposit made or to be made pursuant to subsection 4.04(a)(x) to the Reserve Account on such date, or (ii) any withdrawal made or to be made pursuant to subsection 4.11(d), (e) and (f) from the Reserve Account with respect to such date) and (b) the Required Reserve Account Amount.

         "Base Rate" shall mean, with respect to any Due Period, the sum of (a) the product of the weighted average of the Class A Note Interest Rate, the Class B Note Interest Rate and the Class C Note Interest Rate for the Interest Period commencing in such Due Period (weighted based on the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance as of the last day of the prior Due Period) multiplied by a fraction, the numerator of which is the Note Principal Balance and the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the prior Due Period and (b) a fraction, the numerator of which is the product of (i) twelve and (ii) the Monthly Servicing Fee and the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the prior Due Period.

         "Class A Additional Interest" shall have the meaning specified in subsection 4.02(a).

         "Class A Interest Shortfall" shall have the meaning specified in subsection 4.02(a).

         "Class A Monthly Interest" shall have the meaning specified in subsection 4.02(a).

         "Class A Note Initial Principal Balance" shall mean $400,000,000.

         "Class A Note Interest Rate" shall mean a per annum rate of 0.17% in excess of LIBOR as determined (i) on March 26, 2002, for the period from and including the Closing Date through and excluding April 15, 2002, and (ii) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

         "Class A Note Principal Balance" shall mean, with respect to any date, an amount equal to (a) the Class A Note Initial Principal Balance minus (b) the aggregate amount of any principal payments made to the Class A Noteholders prior to such date.

         "Class A Noteholder" shall mean the Person in whose name a Class A Note is registered in the Note Register.

         "Class A Notes" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.

         "Class B Additional Interest" shall have the meaning specified in subsection 4.02(b).

         "Class B Interest Shortfall" shall have the meaning specified in subsection 4.02(b).

         "Class B Monthly Interest" shall have the meaning specified in subsection 4.02(b).

         "Class B Note Initial Principal Balance" shall mean $58,275,000.

         "Class B Note Interest Rate" shall mean a per annum rate of 0.55% in excess of LIBOR as determined (i) on March 26, 2002, for the period from and including the Closing Date through and excluding April 15, 2002, and (ii) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

         "Class B Note Principal Balance" shall mean, with respect to any date, the Class B Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class B Noteholders prior to such date.

         "Class B Noteholder" shall mean the Person in whose name a Class B Note is registered in the Note Register.

         "Class B Notes" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of EXHIBIT A-2.

         "Class C Additional Interest" shall have the meaning specified in subsection 4.02(c).

         "Class C Interest Shortfall" shall have the meaning specified in subsection 4.02(c).

         "Class C Monthly Interest" shall have the meaning specified in subsection 4.02(c).

         "Class C Note Initial Principal Balance" shall mean $41,050,000.

         "Class C Note Interest Rate" shall mean a per annum rate of 1.20% in excess of LIBOR as determined (i) on March 26, 2002, for the period from and including the Closing Date through and excluding April 15, 2002 and (ii) on the related LIBOR Determination Date with respect to each Interest Period thereafter.

         "Class C Note Principal Balance" shall mean, with respect to any date, an amount equal to (a) the Class C Note Initial Principal Balance minus (b) the aggregate amount of any principal payments made to the Class C Noteholders prior to such date.

         "Class C Noteholder" shall mean the Person in whose name a Class C Note is registered in the Note Register.

         "Class C Notes" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-3.

         "Closing Date" shall mean March 28, 2002.

         "Controlled Accumulation Amount" shall mean for any Distribution Date with respect to the Controlled Accumulation Period, $41,610,417; provided, however, that if the Accumulation Period Length is determined to be less than 12 Due Periods pursuant to subsection 4.04(e), the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period will be equal to (a) the product of (i) the sum of the Class A Note Initial Principal Balance, the Class B Note Initial Principal Balance and the Class C Note

Initial Principal Balance and (ii) the Accumulation Period Factor for the Due Period related to each Distribution Date divided by (b) the Required Accumulation Factor Number.

         "Controlled Accumulation Period" shall mean, unless an Amortization Event shall have occurred prior thereto, the period commencing at the close of business on February 28, 2006 or such later date as is determined in accordance with subsection 4.04(e) and ending on the first to occur of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Note Principal Balance and (c) the Expected Principal Payment Date. "Controlled Deposit Amount" shall mean, with respect to any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for such Distribution Date and (b) any Deficit Controlled Accumulation Amount for the prior Distribution Date.

         "Covered Amount" shall mean an amount, determined as of each Distribution Date with respect to any Interest Period during the Controlled Accumulation Period, equal to the sum of (a) the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to such Interest Period, times (iii) the aggregate amount on deposit in the Principal Funding Account up to the Class A Note Principal Balance as of the Record Date preceding such Distribution Date, (b) the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class B Note Interest Rate in effect with respect to such Interest Period, times (iii) the lesser of (A) the aggregate amount on deposit in the Principal Funding Account in excess of the Class A Note Principal Balance and (B) the Class B Note Principal Balance, in each case as of the Record Date preceding such Distribution Date and (c) the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class C Note Interest Rate in effect with respect to such Interest Period, times (iii) the lesser of (A) the aggregate amount on deposit in the Principal Funding Account in excess of the sum of the Class A Note Principal Balance and the Class B Note Principal Balance and (B) the Class C Note Principal Balance, in each case as of the Record Date preceding such Distribution Date.

         "Deficit Controlled Accumulation Amount" shall mean (a) on the first Distribution Date during the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited into the Principal Funding Account on such subsequent Distribution Date.

         "Distribution Date" shall mean April 15, 2002 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

         "Early Amortization Period" shall mean the period commencing on the first day of the Due Period on which an Amortization Event with respect to Series 2002-2 is deemed to have occurred or, if the Servicer is required to make daily deposits into the Collection Account, on the day such Amortization Event is deemed to have occurred, and ending upon the earlier to occur of (a) the payment in full of the Note Principal Balance to the Series 2002-2 Noteholders and (b) the Series 2002-2 Final Maturity Date.

         "Eligible Investments" shall mean, with respect to funds allocable to Series 2002-2 in the Collection Account, the Principal Funding Account and the Reserve Account, "Eligible Investments" as defined in the Indenture, except that
(a) all references in such definition to "rating satisfactory to the Rating Agency" shall mean ratings of not less than "A-1+", "P-1" and "F1+" (whichever is applicable), unless otherwise specified by the Rating Agency, and (b) all such investments shall have maturities at the time of the acquisition thereof occurring no later than the Distribution Date following such date of acquisition.

         "Excess Finance Charge and Administrative Collections" shall have the meaning specified in Section 8.08C of the Master Indenture.

         "Excess Finance Charge Sharing Group One" shall mean Series 2002-2 and each other Series specified in the related Indenture Supplement to be included in Excess Finance Charge Sharing Group One.

         "Excess O/C Amount" shall mean, with respect to any Distribution Date, the excess of the O/C Amount (before giving effect to distributions on such Distribution Date) over the Required O/C Amount as of such Distribution Date.

         "Excess Spread" shall mean with respect to any Due Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to (i) Available Investor Finance Charge and Administrative Collections with respect to such Due Period, plus (ii) any Excess Finance Charge and Administrative Collections that are allocated to Series 2002-2 with respect to such Due Period, minus (iii) the amounts distributable pursuant to subsection 4.04(a)(i) through (ix) with respect to the related Distribution Date, and (b) the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the immediately preceding Due Period.

         "Expected Principal Payment Date" shall mean the March 2007 Distribution Date.

         "Finance Charge Shortfall" shall have the meaning specified in Section 4.07.

         "Fixed Investor Percentage" shall mean, with respect to any Due Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is the Adjusted Pool One Principal Balance.

         "Floating Investor Percentage" shall mean, with respect to any Due Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding Due Period (or with respect to the first Due Period, the Initial Invested Amount) and (b) the denominator of which is the Adjusted Pool One Principal Balance.

         "Initial O/C Amount" shall mean $30,475,000.

         "Initial Invested Amount" shall mean $529,800,000.

         "Initial Principal Amount" shall mean $499,325,000.

         "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) to but excluding such Distribution Date.

         "Interim Note Principal Amount" shall mean as of any Distribution Date (before giving effect to distributions on such Distribution Date) (a) the Class A Note Principal Balance plus (b) the Class B Note Principal Balance plus (c) the Class C Note Principal Balance minus (d) the Principal Funding Account Balance, if any, as of such Distribution Date, minus (e) the Controlled Deposit Amount for such Distribution Date.

         "Invested Amount" shall mean, as of any date of determination, an amount equal to the Initial Principal Amount and the Initial O/C Amount minus
(a) the amount of principal previously paid to the Series 2002-2 Noteholders with respect to the Class A Notes, the Class B Notes and the Class C Notes (including the principal amount of any Notes purchased by the Transferor) and any reduction in the O/C Amount pursuant to Section 4.04(b) or (c), and (b) the amount of unreimbursed Investor Charge-offs and unreimbursed Subordinated Principal Collections.

         "Investor Charge-off" shall have the meaning specified in Section 4.05.

         "Investor Defaulted Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Due Period and (b) the Investor Percentage for such Due Period.

         "Investor Finance Charge and Administrative Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) Investor Percentage for the related Due Period and (b) Collections of Finance Charge and Administrative Receivables deposited in the Collection Account for the related Due Period.

         "Investor Percentage" shall mean, for any Due Period, (a) with respect to (i) Finance Charge and Administrative Receivables during any period other than the Early Amortization Period, (ii) Principal Receivables during the Revolving Period and (iii) Defaulted Amounts at any time, the Floating Investor Percentage and (b) with respect to (i) Principal Receivables during any period other than the Revolving Period and (ii) Finance Charge and Administrative Receivables during the Early Amortization Period, the Fixed Investor Percentage.

         "LIBOR" shall mean, for any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee for each Interest Period in accordance with the provisions of Section 4.12.

         "LIBOR Determination Date" shall mean for any Interest Period, two London Business Days before that Interest Period commences; provided that the LIBOR Determination Date for the first Interest Period will be two London Business Days before the Closing Date.

         "London Business Day" shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Monthly Administration Fee" shall mean the product of (i) one-twelfth of the Administration Fee and (ii) the Floating Investor Percentage.

         "Monthly Interest" shall mean, with respect to any Distribution Date, the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for such Distribution Date.

         "Monthly Principal" shall mean the monthly principal distributable in respect of the Notes and the O/C Amount as calculated in accordance with Section 4.03.

         "Monthly Servicing Fee" shall mean, for any Distribution Date, an amount equal to one-twelfth of the product of:

         (a) the Servicing Fee Rate;

         (b) the Floating Investor Percentage for the related Due Period; and

         (c) the total amount of Principal Receivables as of the close of business on the last day of the immediately preceding Due Period, or with respect to the first Due Period, the total amount of Principal Receivables as of the Closing Date, in either case, excluding the principal portion of Participation Interests;

provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs, the amount in clause (c) above shall be the sum of the amounts for each day in that Due Period computed as follows and divided by the number of days in that Due Period:

         (i) the aggregate amount of Principal Receivables, excluding the principal portion of participation interests, as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of that Due Period to but excluding the related Additional Cut-off Date or Removal Date; and

         (ii) the aggregate amount of Principal Receivables, excluding the principal portion of participation interests, as of the close of business on the related Additional Cut-off Date or Removal Date after adjusting for the aggregate amount of Principal Receivables, excluding the principal portion of Participation Interests, added to or removed on the related Additional Cut-off Date or Removal Date, as the case may be, for each day in the period from and including the related Additional Cut-off Date or Removal Date to and including the last day of that Due Period;

provided further, that with respect to the first Distribution Date, the Monthly Servicing Fee will equal $883,000.

         "Monthly Subordination Amount" shall mean with respect to any Due Period an amount equal to the sum of:

         (a) the lower of (i) the excess of the amounts distributable pursuant to subsection 4.04(a)(i) over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated with respect thereto pursuant to subsection 4.04(a)(i), and (ii) (1) the product of (I) 24.50% and (II) the Initial Invested Amount minus (2) any principal payments to the O/C Holder and (3) the amount of unreimbursed Investor Charge-offs (after giving effect to Investor Charge-offs for the related Due Period) and unreimbursed Subordinated Principal Collections (as of the previous Distribution Date);

         (b) the lower of (i) the excess of the amounts distributable pursuant to subsections 4.04(a)(ii), over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated with respect thereto pursuant to subsections 4.04(a)(ii), and (ii)(1) the product of (I) 13.50% and (II) the Initial Invested Amount minus
(2) any principal payments to the O/C Holder and (3) the amount of unreimbursed Investor Charge-offs (after giving effect to Investor Charge-offs for the related Due Period) and unreimbursed Subordinated Principal Collections, (including amounts allocated pursuant to clause (a) above with respect to the related Distribution Date); and

         (c) the lower of (i) the excess of the amounts distributable pursuant to subsections 4.04(a)(iii) and 4.04(a)(iv), over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated with respect thereto pursuant to subsections 4.04(a)(iii) and (iv), and (ii)(1) the product of (I) 5.75% and (II) the Initial Invested Amount minus (2) any principal payments to the O/C Holder and (3) the amount of unreimbursed Investor Charge-offs (after giving effect to Investor Charge-offs for the related Due Period) and unreimbursed Subordinated Principal Collections, (including amounts allocated pursuant to clauses (a) and (b) above with respect to the related Distribution Date).

         "Note Principal Balance" shall mean, at any time of determination, the sum of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance.

         "O/C Amount" shall mean, with respect to any date, an amount equal to
(a) the Invested Amount minus (b) the Note Principal Balance.

         "O/C Holder" shall mean HRSI Funding, Inc. II, a Delaware corporation, as holder of the Transferor Certificate.

         "Plan" shall mean employee benefit plans and certain other retirement plans and arrangements (including, without limitation, individual retirement accounts and annuities), as well as collective investment funds and certain separate and general accounts in which such plans or arrangements are invested.

         "Pool One" shall mean the pool of Receivables related to the Accounts designated as "Pool One Accounts" by the Issuer to the Indenture Trustee. Initially, the Issuer has designated all Accounts as "Pool One Accounts".

         "Pool One Series" shall mean Series 2002-2 and each other Series which is designated as a Pool One Series in the related Indenture Supplement.

         "Principal Funding Account" shall have the meaning set forth in subsection 4.10(a).

         "Principal Funding Account Balance" shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

         "Principal Funding Investment Proceeds" shall mean, with respect to each Distribution Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date.

         "Principal Sharing Group One" shall mean Series 2002-2 and each other Series specified in the related Indenture Supplement to be included in Principal Sharing Group One.

         "Rating Agency" shall mean each of Standard & Poor's, Moody's and
Fitch.

         "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Note Principal Balance and the O/C Amount on such Distribution Date, plus (b) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2002-2 Noteholders, plus (c) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 2002-2 Noteholders on a prior Distribution Date.

         "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

         "Refunding Proceeds" shall mean with respect to any Distribution Date, any proceeds of the issuance of a new Series of Notes remitted by the Transferor, with the prior written consent of the Indenture Trustee at least one Business Day prior to such Distribution Date for deposit into the Collection Account and application as Available Investor Principal Collections.

         "Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate (calculated based upon Collections of Principal Receivables for any Due Period, over the amount of Principal Receivables on the first day of such Due Period) on the Accounts for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any time if the Rating Agency Condition is satisfied.

         "Required O/C Amount" shall mean, as of the Closing Date, the Initial O/C Amount and, as of any Distribution Date thereafter, an amount equal to 6.10% of the Interim Note Principal Amount for such Distribution Date but not less than 3.00% of the Initial Invested Amount; provided that (a) if an Amortization Event has occurred, the Required O/C Amount for any Distribution Date shall equal the amount of such requirement immediately preceding such Amortization Event, (b) in no event shall the Required O/C Amount exceed the sum of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance on any such date, (c) the Required O/C Amount may be reduced at any time to a lesser amount if (i) the Rating Agency Condition is satisfied and (ii) an Officer's Certificate of the Transferor has been delivered to the effect that in the reasonable belief of the Transferor, such reduction will not result in an Adverse Effect and (d) the Transferor, in its sole discretion may increase the Required O/C Amount at any time.

         "Required Reserve Account Amount" shall mean, with respect to any Distribution Date on or after the Reserve Account Funding Date, an amount equal to (a) 0.50% of the Note Principal Balance or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer and the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and
(ii) deliver to the Indenture Trustee an Officer's Certificate indicating that such designation will not result in an Adverse Effect.

         "Required Transferor Amount" shall have the meaning specified in the Indenture.

         "Required Transferor Percentage" shall mean with respect to Pool One,
(a) initially 7% or (b) any other percentage designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer and the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not have an Adverse Effect.

         "Reserve Account" shall have the meaning specified in subsection
4.11(a).

         "Reserve Account Funding Date" shall mean (a) the third Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is 4% or greater,
(b) the fourth Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is 3% or greater, but less than 4% (c) the sixth Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is 3% or greater, but less than 2% and (d) the twelfth Distribution Date prior to the scheduled commencement of the Controlled Accumulation Period if the average Excess Spread for any three consecutive months is less than 2%. For purposes of this definition, Excess Spread shall be determined for each month beginning 13 months prior to the scheduled commencement of the Controlled Accumulation Period.

         "Reserve Account Surplus" shall mean, as of any Distribution Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

         "Reserve Draw Amount" shall mean, with respect to each Distribution Date relating to the Controlled Accumulation Period or the first Distribution Date relating to the Early Amortization Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Distribution Date are less than the Covered Amount determined as of such Distribution Date.

         "Revolving Period" shall mean the period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the day the Controlled Accumulation Period or the Early Amortization Period commences.

         "Series 2002-2" shall mean the Series of Notes for which the terms are specified in this Indenture Supplement.

         "Series 2002-2 Accounts" shall mean the Reserve Account and the Principal Funding Account.

         "Series 2002-2 Amortization Event" shall have the meaning specified in
Section 6.01.

         "Series 2002-2 Cut-off Date" shall mean the commencement of business on March 1, 2002.

         "Series 2002-2 Final Maturity Date" shall mean the earliest to occur of
(a) the January 18, 2011 Distribution Date, (b) the Distribution Date on which the Notes are paid in full, (c) the termination of the Trust pursuant to Section
11.01 of the Indenture and (d) at the option of the Transferor, the day on which the right of all Series of Notes to receive payments from the Trust has terminated.

         "Series 2002-2 Note" shall mean a Class A Note, a Class B Note or a Class C Note.

         "Series 2002-2 Noteholder" shall mean a Class A Noteholder, a Class B Noteholder or a Class C Noteholder.

         "Series 2002-2 Principal Shortfall" shall have the meaning specified in
Section 4.08.

         "Series Adjusted Invested Amount" shall mean, with respect to any Due
Period:

         (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Due Period;

         (b) during the Controlled Accumulation Period, the amount specified in clause (a) above as of the close of business on the last day of the Revolving Period less unreimbursed

Investor Charge-offs thereafter; provided, however, that on any date, at the option of the Transferor (the exercise of such option to be evidenced by written instructions from the Transferor to the Servicer and the Indenture Trustee) and upon ten days written notice to the Rating Agency, such amount may be reduced below the amount specified for the previous Due Period to an amount not less than the greater of (i) the Adjusted Invested Amount as of the last day of the immediately preceding Due Period (less any amounts deposited into the Principal Funding Account since the last day of the immediately preceding Due Period) and
(ii) an amount that, if used as the numerator of the Fixed Investor Percentage for the remainder of the Controlled Accumulation Period, would assure that Available Investor Principal Collections for this Series plus the product of the aggregate amount of the Shared Principal Collections during each Due Period multiplied by a fraction the numerator of which is the Invested Amount of this Series and the denominator of which is the aggregate invested amount of all Series not scheduled to be in their revolving period during such Due Period would equal at least 125% of the applicable Controlled Accumulation Amount for such Due Period for so long as the Invested Amount is greater than zero, assuming for this purpose that (A) the payment rate with respect to Collections of Principal Receivables remains constant at the level of the immediately preceding Due Period, (B) the total amount of Principal Receivables theretofore conveyed to and in the Trust (and the Special Funding Amount) remains constant at the level existing on the date of such reduction, (C) no amortization event with respect to any Series will subsequently occur and (D) no additional Series (other than any Series being issued on the date of such reduction) will be subsequently issued; and

         (c) during any Early Amortization Period, the Invested Amount as of the last day of the Revolving Period less unreimbursed Investor Charge-offs thereafter or, if less, the amount last determined pursuant to clause (b) above during the Controlled Accumulation Period.

         "Series Portfolio Yield" shall mean, with respect to any Due Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) Available Investor Finance Charge and Administrative Collections with respect to such Due Period, plus (ii) any Excess Finance Charge and Administrative Collections that are allocated to Series 2002-2 with respect to such Due Period, such sum to be calculated after subtracting the Investor Defaulted Amount for such Due Period, and (b) the denominator of which is the sum of the Note Principal Balance and the O/C Amount as of the last day of the immediately preceding Due Period.

         "Servicing Fee Rate" shall mean 2% per annum or such lesser percentage as may be specified by the Servicer in an Officer's Certificate filed with the Indenture Trustee; provided, however, that (a) such Officer's Certificate shall state that, in the reasonable belief of the Servicer, such change in percentage will not result in an Adverse Effect and (b) the Servicer shall have provided written notice of such change to the Rating Agency at least ten days prior to the date such change is to take effect.

         "Subordinated Principal Collections" shall mean with respect to any Due Period, Available Investor Principal Collections applied in accordance with
Section 4.06 in an amount not to exceed the lesser of the Monthly Subordination Amount for the related Due Period and the Invested Amount after giving effect to any Investor Charge-offs for the related Distribution Date.

         "Telerate Page 3750" shall mean the display page currently so designated on the Telerate Service (or such other page as may replace that page in that service for the purpose of displaying comparable rates or prices).

         "Variable Funding Series" shall mean any Series, the invested amount of which may be increased or decreased subject to the satisfaction of certain conditions specified in the Indenture Supplement related to such Series.

         Each capitalized term defined herein shall relate to the Series 2002-2 Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture or the Transfer and Servicing Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or Transfer and Servicing Agreement, the terms and provisions of this Indenture Supplement shall govern.

         The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term "INCLUDING" means "INCLUDING WITHOUT LIMITATION."



                                  ARTICLE III

                                  SERVICING FEE

    Section 3.01     Servicing Compensation.

         (a) Servicing Fee. The share of the Servicing Fee allocable to the Series 2002-2 Noteholders with respect to any Distribution Date shall equal the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 2002-2 Noteholders shall be paid by the holders of the Transferor Certificates or the noteholders of other Series (as provided in the related Indenture Supplements), and in no event shall the Trust, the Owner Trustee, the Indenture Trustee or the Series 2002-2 Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates or the noteholders of any other Series.

                                   ARTICLE IV

                       RIGHTS OF SERIES 2002-2 NOTEHOLDERS
                  AND ALLOCATION AND APPLICATION OF COLLECTIONS

    Section 4.01     Collections and Allocations.

         (a) Allocations. Collections of Finance Charge and Administrative Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2002-2 pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

         (b) Payments to the Transferor. The Servicer shall on Deposit Dates direct the Indenture Trustee to withdraw from the Collection Account and pay to the Transferor the following amounts:

              (i) an amount equal to the Transferor Percentage for the related Due Period of Collections of Finance Charge and Administrative Receivables to the extent that such amount is then on deposit in the Collection Account; and

              (ii) (A) if the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds zero, an amount equal to the Transferor Percentage for the related Due Period of Collections of Principal Receivables that are then on deposit in the Collection Account, and

                   (B) if the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit
         Date) does not exceed zero, the amount set forth in clause (A) shall be deposited into the Special Funding Account.

         The withdrawals to be made from the Collection Account pursuant to this subsection 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Receivables or the Notes pursuant to Section 2.06 or 7.01 of the Transfer and Servicing Agreement or Section 11.04 of the Indenture.

         (c) Allocations to the Series 2002-2 Noteholders and to the O/C Holder. The Servicer shall, prior to the close of business on any Deposit Date, allocate to the Series 2002-2 Noteholders and to the O/C Holder the following amounts as set forth below:

              (i) Allocations of Investor Finance Charge and Administrative Collections. The Servicer shall allocate to the Series 2002-2 Noteholders and to the O/C Holder and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of Collections of Finance Charge and Administrative Receivables deposited in the Collection Account on such Deposit Date.

              (ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2002-2 Noteholders and to the O/C Holder the following amounts as set forth below:

                   (A) Allocations During the Revolving Period. During the Revolving Period an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2002-2 Noteholders and retained in the Collection Account until applied as provided herein.

                   (B) Allocations During the Controlled Accumulation Period. During the Controlled Accumulation Period an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date shall be allocated to the Series 2002-2 Noteholders and deposited in the Principal Funding Account until applied as provided herein; provided, however, that if such Collections with respect to such Due Period exceed the Controlled Deposit Amount for the related Distribution Date then such excess shall be first, retained in the Collection Account for application to reduce the O/C Amount to the Required O/C Amount, second, if any other Principal Sharing Series in Principal Sharing Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Principal Sharing Group One on the related Distribution Date, and third paid to the holders of the Transferor Certificates only if the Transferor Amount on such Deposit Date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account for Pool One.

                   (C) Allocations During the Early Amortization Period. During the Early Amortization Period, an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2002-2 Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Note Principal Balance has been deposited into the Collection Account and allocated to the Series 2002-2 Noteholders, the excess over such amount shall be first, retained in the Collection Account for application to reduce the O/C Amount to the Required O/C Amount, second, if any other Principal Sharing Series in Principal Sharing Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and third paid to the holders of the Transferor Certificates only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account for Pool One.

    Section 4.02     Determination of Monthly Interest.

         (a) The amount of monthly interest ("CLASS A MONTHLY INTEREST") distributable from the Collection Account with respect to the Class A Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Note Interest Rate in effect with respect to the related Interest Period, and (ii) the Class A Note Principal Balance as of the close of business on the last day of the preceding Due Period.

         On each Determination Date, the Servicer shall determine the excess, if any (the "CLASS A INTEREST SHORTFALL"), of (x) the Class A Monthly Interest for such Distribution Date over (y) the aggregate amount of funds expected to be paid with respect to such Class A Monthly Interest on the related Distribution Date. If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully paid, an additional amount ("CLASS A ADDITIONAL INTEREST") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Note Interest Rate in effect with respect to the related Interest Period and (ii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

         (b) The amount of monthly interest ("CLASS B MONTHLY INTEREST") distributable from the Collection Account with respect to the Class B Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Note Interest Rate in effect with respect to the related Interest Period, and (ii) the Class B Note Principal Balance as of the close of business on the last day of the preceding Due Period.

         On each Determination Date, the Servicer shall determine the excess, if any (the "CLASS B INTEREST SHORTFALL"), of (x) the Class B Monthly Interest for such Distribution Date over (y) the aggregate amount of funds expected to be paid with respect to such Class B Monthly Interest on the related Distribution Date. If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully paid, an additional amount ("CLASS B ADDITIONAL INTEREST") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Note Interest Rate in effect with respect to the related Interest Period and (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Noteholders) shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class

B Additional Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

         (c) The amount of monthly interest ("CLASS C MONTHLY INTEREST") distributable from the Collection Account with respect to the Class C Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class C Note Interest Rate in effect with respect to the related Interest Period and (ii) the Class C Note Principal Balance as of the close of business on the last day of the preceding Due Period.

         On each Determination Date, the Servicer shall determine the excess, if any (the "CLASS C INTEREST SHORTFALL"), of (x) the Class C Monthly Interest for such Distribution Date over (y) the aggregate amount of funds expected to be paid with respect to such Class C Monthly Interest on the related Distribution Date. If the Class C Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class C Interest Shortfall is fully paid, an additional amount ("CLASS C ADDITIONAL INTEREST") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class C Note Interest Rate in effect with respect to the related Interest Period and (ii) such Class C Interest Shortfall (or the portion thereof which has not been paid to the Class C Noteholders) shall be payable as provided herein with respect to the Class C Notes. Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable or distributed to the Class C Noteholders only to the extent permitted by applicable law.

    Section 4.03     Determination of Monthly Principal.

         The amount of monthly principal distributable from the Collection Account with respect to the Notes and the O/C Amount on each Distribution Date (the "MONTHLY PRINCIPAL"), beginning with the Distribution Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Early Amortization Period, begins, shall be equal to the least of (a) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) for each Distribution Date with respect to the Controlled Accumulation Period, the sum of the Controlled Deposit Amount for such Distribution Date and the Excess O/C Amount for the related Due Period and (c) the Adjusted Invested Amount for such Distribution Date (after taking into account any adjustments to be made on such Distribution Date pursuant to Sections 4.05 and 4.06).

    Section 4.04 Application of Available Funds on Deposit in the Collection Account. The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocable to Series 2002-2 in accordance with Section 4.07 and Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

         (a) On each Distribution Date, an amount equal to the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocable to Series 2002-2 in accordance with
Section 4.07 with respect to such Distribution Date will be distributed or deposited in the following priority:

              (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest, or portion thereof, previously due but not distributed to Class A Noteholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date, plus the amount of any Class A Additional Interest, or portion thereof, previously due but not distributed to Class A Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to Class A Noteholders on such Distribution Date;

              (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to Class B Noteholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date, plus the amount of any Class B Additional Interest, or portion thereof, previously due but not distributed to Class B Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to Class B Noteholders on the applicable Distribution Date;

              (iii) an amount equal to Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not distributed to Class C Noteholders on a prior Distribution Date, plus the amount of any Class C Additional Interest for such Distribution Date, plus the amount of any Class C Additional Interest, or portion thereof, previously due but not distributed to Class C Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to Class C Noteholders on the applicable Distribution Date;

              (iv) (A) if HFC or an Affiliate of HFC is no longer the Servicer, an amount equal to the Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee, or portion thereof, previously due but not distributed to such Servicer on a prior Distribution Date, shall be distributed to such Servicer and (B) if HFC or an Affiliate of HFC is no longer the Administrator, an amount equal to the Monthly Administration Fee for such Distribution Date, plus the amount of any Monthly Administration Fee, or portion thereof, previously due but not distributed to such Administrator on a prior Distribution Date, shall be distributed to such Administrator;

              (v) an amount equal to the Investor Defaulted Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

              (vi) an amount equal to the sum of the aggregate amount of Investor Charge-offs and the amount of Subordinated Principal Collections which have not been previously reimbursed shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

              (vii) upon the occurrence of an Event of Default with respect to Series 2002-2 and acceleration of the maturity of the Series 2002-2 Notes pursuant to Section 5.03 of the Indenture, the balance, if any, up to the outstanding Note Principal Balance shall be treated as a portion of Available Investor Principal Collections for such Distribution Date for distribution to the Series 2002-2 Noteholders;

              (viii) if HFC or an Affiliate of HFC is the Servicer, an amount equal to the Monthly Servicing Fee for such Distribution Date that has not been paid to the Servicer and any Monthly Servicing Fee, or portion thereof, due but not paid to the Servicer on a prior Distribution Date shall be paid to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section 8.04 of the Indenture);

              (ix) if HFC or an Affiliate of HFC is the Administrator, an amount equal to the Monthly Administration Fee for such Distribution Date and any Monthly Administration Fee due but not paid to the Administrator on a prior Distribution Date shall be paid to the Administrator (unless such amount has been netted against deposits to the Collection Account in accordance with
    Section 8.04 of the Indenture);

              (x) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.11(f), an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

              (xi) the balance, if any, will constitute a portion of Excess Finance Charge and Administrative Collections for such Distribution Date and will be available for allocation to other Series in Excess Finance Charge Sharing Group One or to the Transferor, as set forth in Section 8.08C of the Indenture.

         (b) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Due Period shall be distributed in the following order of priority:

              (i) an amount equal to the excess, if any, of the O/C Amount over the Required O/C Amount shall be paid to the Transferor, for reduction of the O/C Amount, to the extent that the Transferor Amount exceeds zero; and

              (ii) the balance of such Available Investor Principal Collections shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 8.05 of the Indenture.

         (c) On each Distribution Date with respect to the Controlled Accumulation Period or the Early Amortization Period, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Due Period shall be distributed or deposited in the following order of priority:

              (i) during the Controlled Accumulation Period and prior to the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the O/C Amount an amount equal to the Monthly Principal for such Distribution Date shall be first, deposited into the Principal Funding Account in an amount not to exceed the Controlled Deposit Amount and second, an amount not to exceed the Excess O/C Amount shall be distributed to the O/C Holder for reduction of the O/C Amount;

              (ii) during the Early Amortization Period, an amount equal to the Monthly Principal for such Distribution Date shall be distributed to the Paying Agent for payment to the Class A Noteholders on such Distribution Date and on each subsequent Distribution Date until the Class A Note Principal Balance has been paid in full;

              (iii) after giving effect to the distribution referred to in clause (ii) above, during the Early Amortization Period, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the Paying Agent for payment to the Class B Noteholders on such Distribution Date and on each subsequent Distribution Date until the Class B Note Principal Balance has been paid in full;

              (iv) after giving effect to the distribution referred to in clauses (ii) and (iii) above, during the Early Amortization Period, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the Paying Agent for payment to the Class C Noteholders on such Distribution Date and on each subsequent Distribution Date until the Class C Note Principal Balance has been paid in full;

              (v) after the Class C Note Principal Balance has been reduced to zero, during the Early Amortization Period, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the O/C Holder, for reduction of the O/C Amount, on such Distribution Date and on each subsequent Distribution Date until the O/C Amount has been paid in full; and

              (vi) the balance of such Available Investor Principal Collections shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 8.05 of the Indenture.

         (d) On the earlier to occur of (i) the first Distribution Date with respect to the Early Amortization Period and (ii) the Expected Principal Payment Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Principal Funding Account and distribute to the Paying Agent for payment first, to the Class A Noteholders up to the Class A Note Principal Balance, second, to the Class B Noteholders up to the Class B Note Principal Balance and third, to the Class C Noteholders up to the Class C Note Principal Balance, the amounts deposited into the Principal Funding Account pursuant to subsection 4.04(c)(i).

         (e) The Controlled Accumulation Period is scheduled to commence at the close of business on February 28, 2006; provided, however, that, if the Accumulation Period Length (determined as described below) is less than 12 Due Periods, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the Due Period that is the number of whole Due Periods prior to the Expected Principal Payment Date at least equal to the Accumulation Period Length and, as a result, the number of Due Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the Determination Date immediately preceding the February 2006 Distribution Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the Servicer will determine the "ACCUMULATION PERIOD LENGTH" which will equal the number of whole Due Periods such that the sum of the Accumulation Period Factors for each Due Period during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one Due Period; provided further, however, that the determination of the Accumulation Period Length may be changed at any time if an Officer's Certificate is delivered indicating that such action will not result in an Adverse Effect.

    Section 4.05 Investor Charge-offs. On each Determination Date, the Servicer shall calculate the Investor Defaulted Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Investor Defaulted Amount for such Distribution Date exceeds the amount available therefor pursuant to
Section 4.04(a)(v) with respect to such Due Period, the Invested Amount will be reduced by the amount of such excess, but not by more than the Investor Defaulted Amount for such Distribution Date (such reduction, an "INVESTOR CHARGE-OFF").

    Section 4.06 Subordinated Principal Collections. On each Distribution Date, the Servicer shall apply, or shall cause the Indenture Trustee to withdraw from the Collection Account and apply, Subordinated Principal Collections with respect to such Distribution Date, in an amount equal to the lesser of the (a) Investor Percentage of all Collections of Principal Receivables received during the preceding Due Period and (b) the Monthly Subordination Amount for the preceding Due Period in accordance with the priority set forth in clauses (i) through (iv) of Section 4.04(a). On each Distribution Date, the Invested Amount shall be reduced by the amount of Subordinated Principal Collections for such Distribution Date.

    Section 4.07 Excess Finance Charge and Administrative Collections. Subject to Section 8.08C of the Indenture, Excess Finance Charge and Administrative Collections with respect to the Excess Finance Charge Sharing Series in Excess Finance Charge Sharing Group One for any Distribution Date will be allocated to Series 2002-2 in an amount equal to the product of (a) the aggregate amount of Excess Finance Charge and Administrative Collections with respect to all the Excess Finance Charge Sharing Series in Excess Finance Charge Sharing Group One for such Distribution Date and (b) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2002-2 for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Finance Charge Sharing Series in Excess Finance Charge Sharing Group One for such Distribution Date. The "FINANCE CHARGE SHORTFALL" for Series 2002-2 for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.04(a)(i) through (x) on such Distribution Date over
(b) the Available Investor Finance Charge and Administrative Collections with respect to the Due Period related to such Distribution Date.

    Section 4.08 Shared Principal Collections. Subject to Section 8.05 of the Indenture, Shared Principal Collections with respect to the Series in Principal Sharing Group One for any Distribution Date will be allocated to Series 2002-2 in an amount equal to the product of (a) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Principal Sharing Group One for such Distribution Date and (b) a fraction, the numerator of which is the Series 2002-2 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Principal Sharing Group One for such Distribution Date. The "SERIES 2002-2 PRINCIPAL SHORTFALL" will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Distribution Date and the Excess O/C Amount with respect to the Due Period related to such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), and (c) for any Distribution Date with respect to the Early Amortization Period, the excess, if any, of the Adjusted Invested Amount over the amount of Available Investor Principal Collections for the Due Period related to such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

    Section 4.09     [Reserved].

    Section 4.10     Principal Funding Account.

         (a) The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2002-2 Noteholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "PRINCIPAL FUNDING ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2002-2 Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2002-2 Noteholders. If at any time the institution holding the Principal Funding Account ceases to be an Eligible Institution, the Transferor shall notify the Indenture Trustee, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, (or such longer period as to which the Rating Agency has consented) establish a new Principal Funding Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Principal Funding Account. The Indenture Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date (from and after the commencement of the Controlled Accumulation Period) prior to the termination of the Principal Funding Account, make deposits into the Principal Funding Account in the amounts specified in, and otherwise in accordance with, subsection 4.04(c)(i).

         (b) Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Principal Funding Account on any Distribution Date, after giving effect to any withdrawals from the Principal Funding Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date. The Indenture Trustee shall:

              (i) hold each Eligible Investment that constitutes investment property through a Securities Intermediary, which Securities Intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity,
    (E) such Securities Intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such Securities Intermediary or anyone claiming through such Securities Intermediary (other than the Indenture Trustee), and (G) such agreement between such Securities Intermediary and the Indenture Trustee shall be governed by the laws of the State of New York; and

              (ii) maintain possession of each other Eligible Investment not described in clause (i) above;

provided, that no Eligible Investment shall be disposed of prior to its maturity date. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

         On each Distribution Date with respect to the Controlled Accumulation Period and on the first Distribution Date with respect to the Early Amortization Period, the Indenture Trustee, acting at the Servicer's direction given on or before such Distribution Date, shall transfer from the Principal Funding Account to the Collection Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account for application as Available Investor Finance Charge and Administrative Collections for such Distribution Date.

         Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Indenture Supplement.

    Section 4.11     Reserve Account.

         (a) The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2002-2 Noteholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "RESERVE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2002-2 Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2002-2 Noteholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Institution, the Transferor shall notify the Indenture Trustee, and the Indenture

Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days (or such longer period as to which the Rating Agency has consented), establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account. The Indenture Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account, make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.04(a)(x).

         (b) Funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Distribution Date, after giving effect to any withdrawals from the Reserve Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date. The Indenture Trustee shall:

              (i) hold each Eligible Investment that constitutes investment property through a Securities Intermediary, which Securities Intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity,
    (E) such Securities Intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such Securities Intermediary or anyone claiming through such Securities Intermediary (other than the Indenture Trustee), and (G) such agreement between such Securities Intermediary and the Indenture Trustee shall be governed by the laws of the State of New York; and

              (ii) maintain possession of each other Eligible Investment not described in clause (i) above;

provided, that no Eligible Investment shall be disposed of prior to its maturity date. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

         On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount, and the balance, if any, shall be deposited into the Collection Account and included in Available Investor Finance

Charge and Administrative Collections for such Distribution Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

         (c) On or before each Distribution Date with respect to the Controlled Accumulation Period and on the first Distribution Date with respect to the Early Amortization Period, the Servicer shall calculate the Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.04(a)(x) with respect to such Distribution Date.

         (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Distribution Date by the Indenture Trustee (acting in accordance with the instructions of the Servicer) and deposited into the Collection Account for application as Available Investor Finance Charge and Administrative Collections for such Distribution Date.

         (e) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Indenture Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account and pay to the holder of the interest of the Transferor Certificate an amount equal to such Reserve Account Surplus.

         (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article VIII of the Trust Agreement, (ii) if the Controlled Accumulation Period has not commenced, the first Distribution Date relating to the Early Amortization Period and (iii) if the Controlled Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Early Amortization Period and the Expected Principal Payment Date, the Indenture Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 2002-2 Noteholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay first, to the O/C Holder for reduction of the O/C Amount until reduced to zero and second, to the Transferor, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Indenture Supplement; provided, however, that following the occurrence of an Event of Default with respect to Series 2002-2 and acceleration of the maturity of the Series 2002-2 Notes pursuant to Section
5.03 of the Indenture, the Servicer shall withdraw from the Reserve Account all amounts on deposit therein and the Indenture Trustee or the Servicer shall deposit such amounts in the Collection Account for distribution to the Series 2002-2 Noteholders in accordance with Section 5.02 to fund any shortfalls in amounts owed to such Series 2002-2 Noteholders.

    Section 4.12     Determination of LIBOR.

         (a) On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

         (b) The Class A Note Interest Rate, the Class B Note Interest Rate and the Class C Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office or such other address and telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2002-2 Noteholder from time to time.

         (c) On each LIBOR Determination Date, the Indenture Trustee shall send to the Servicer and the Administrator by facsimile transmission, notification of LIBOR for the following Interest Period. On the March 26, 2002 LIBOR Determination Date, such notification set LIBOR as 1.90875%.

    Section 4.13 Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 12:00 p.m. (New York City time) on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 12:00 p.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 12:00 p.m. (New York City time) on the day such investment is requested to be made.

    Section 4.14 Exchange of Notes for Transferor Amount. If the Transferor purchases Series 2002-2 Notes from Series 2002-2 Noteholders, the Transferor may, on any Distribution Date (after giving effect to all required allocations and payments on such Distribution Date), cancel such purchased Series 2002-2 Notes by delivering a written request to the Indenture Trustee to do so; provided, however, that the Transferor may only cancel Class A, Class B and Class C Notes it has purchased if the Rating Agency Condition has been satisfied and a credit enhancement deficiency will not result. The Transferor may in connection with such cancellation reduce a portion of the O/C Amount and may (but shall not be required to) cancel such portion of the O/C Amount, provided that the reduction in the O/C Amount resulting from such cancellation may not result in the O/C Amount being less than the Required O/C Amount. As a result of any cancellation of Series 2002-2 Notes pursuant to this Section, (a) the Invested

Amount shall be reduced by (i) the aggregate principal amount of such purchased Series 2002-2 Notes and (ii) the reduction in the O/C Amount and (b) the Transferor Amount shall be increased in an amount equal to such reduction in the Invested Amount.



                                   ARTICLE V

                        DELIVERY OF SERIES 2002-2 NOTES;
               DISTRIBUTIONS; REPORTS TO SERIES 2002-2 NOTEHOLDERS

    Section 5.01 Delivery and Payment for the Series 2002-2 Notes. With respect to the Series 2002-2 Notes which are in certificated form, the Issuer shall execute and the Indenture Trustee shall authenticate the Series 2002-2 Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee shall deliver those Series 2002-2 Notes to or upon the order of the Trust when so authenticated.

    Section 5.02     Distributions.

         (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Notes pursuant to this Indenture Supplement.

         (b) On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class A Notes pursuant to this Indenture Supplement.

         (c) On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class B Notes pursuant to this Indenture Supplement.

         (d) On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date such Class B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class B Notes pursuant to this Indenture Supplement.

         (e) On each Distribution Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class C Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class C Notes pursuant to this Indenture Supplement.

         (f) On each Distribution Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date such Class C Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class C Notes pursuant to this Indenture Supplement.

         (g) On each Distribution Date, the Paying Agent shall distribute to the O/C Holder, in immediately available funds, the amounts held by the Paying Agent that are allocated and available on such Distribution Date to reduce the O/C Amount pursuant to this Indenture Supplement.

         (h) The distributions to be made pursuant to this Section 5.02 are subject to the provisions of Sections 2.06, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.

         (i) Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2002-2 Noteholders hereunder shall be made by (i) check mailed to each Series 2002-2 Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2002-2 Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2002-2 Note or the making of any notation thereon.

    Section 5.03     Reports and Statements to Series 2002-2 Noteholders.

         (a) On each Distribution Date, the Paying Agent, on behalf of the Indenture Trustee, shall, provided the Servicer has delivered a statement substantially in the form of EXHIBIT C, forward to each Series 2002-2 Noteholder such statement substantially in the form of EXHIBIT C prepared by the Servicer.

         (b) Not later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Rating Agency (i) a statement substantially in the form of EXHIBIT C prepared by the Servicer and (ii) a certificate of an Authorized Officer substantially in the form of EXHIBIT D; provided that the Servicer may amend the form of EXHIBIT C and EXHIBIT D, from time to time.

         (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 2002-2 Noteholder by a request in writing to the Servicer.

         (d) On or before March 31 of each calendar year, beginning with calendar year 2003, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2002-2 Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2002-2 Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.



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

         (e) On or before March 31 of each calendar year, beginning with March 31, 2003, the Paying Agent, on behalf of the Indenture Trustee, shall forward to each Series 2002-2 Noteholder copies of each certificate and report furnished to the Indenture Trustee pursuant to Section 3.05 or 3.06 of the Transfer and Servicing Agreement.



                                   ARTICLE VI

                        SERIES 2002-2 AMORTIZATION EVENTS

    Section 6.01 Series 2002-2 Amortization Events. If any one of the following events shall occur with respect to Series 2002-2:

         (a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement, which failure has an Adverse Effect on the Series 2002-2 Noteholders and which continues unremedied and continues to materially and adversely affect the interests of the Series 2002-2 Noteholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2002-2 Notes;

         (b) any representation or warranty made by the Transferor in the Transfer and Servicing Agreement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to
Section 2.01 or subsection 2.09(h) of the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2002-2 Notes and as a result of which an Adverse Effect occurs with respect to the Series 2002-2 Noteholders and such Adverse Effect continues for the designated period; provided, however, that a Series 2002-2 Amortization Event pursuant to this subsection 6.01(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

         (c) a failure by the Transferor to convey Receivables in Additional Accounts or Participation Interests to the Trust within five Business Days after the day on which it is required to convey such Receivables or Participation Interests pursuant to subsection 2.09(a) of the Transfer and Servicing Agreement;

         (d) any Servicer Default shall occur which has an Adverse Effect on the Series 2002-2 Noteholders;



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

         (e) the average Series Portfolio Yield for any three consecutive Due Periods is reduced to a rate which is less than the average of the Base Rates for such period;

         (f) the Class A Note Principal Balance, the Class B Note Principal Balance or the Class C Note Principal Balance shall not be paid in full on the Expected Principal Payment Date;

         (g) without limiting the foregoing, the occurrence of an Event of Default with respect to Series 2002-2 and an acceleration of the maturity of the Series 2002-2 Notes pursuant to Section 5.03 of the Indenture; or

         (h) the bankruptcy or insolvency of any other receivables seller;

then, in the case of any event described in subparagraph (a), (b) or (d) after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the Holders of Series 2002-2 Notes evidencing more than 50% of the aggregate Outstanding Amount of Series 2002-2 Notes by notice then given in writing to the Transferor and the Servicer (and to the Indenture Trustee if given by the Series 2002-2 Noteholders) may declare that an amortization event (a "SERIES 2002-2 AMORTIZATION EVENT") has occurred as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f), or (h), a Series 2002-2 Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2002-2 Noteholders immediately upon the occurrence of such event.



                                  ARTICLE VII

                       REDEMPTION OF SERIES 2002-2 NOTES;
                   SERIES FINAL MATURITY; FINAL DISTRIBUTIONS

    Section 7.01     Optional Redemption of Series 2002-2 Notes.

         (a) On any day occurring on or after the date on which the Note Principal Balance is reduced to 10% or less of the sum of the Class A Note Initial Principal Balance, the Class B Note Initial Principal Balance and the Class C Note Initial Principal Balance the Transferor shall have the option to redeem the Series 2002-2 Notes and the O/C Amount, at a purchase price equal to
(i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

         (b) The Transferor shall give the Servicer and the Indenture Trustee at least 30 days prior written notice of the date on which the Transferor intends to exercise such optional redemption. Not later than 1:00 p.m., New York City time, on such day the Transferor shall deposit into the Principal Funding Account in immediately available funds the excess of the Reassignment Amount (less the O/C Amount) over the amount, if any, on deposit in the Principal Funding Account. The remaining Reassignment Amount shall be distributed to the O/C Holder for reduction of the O/C Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Principal Funding Account


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

and such distribution to the O/C Holder in accordance with the foregoing, the Invested Amount for Series 2002-2 shall be reduced to zero and the Series 2002-2 Noteholders shall have no further interest in or claim against the Trust. The Reassignment Amount shall be distributed as set forth in subsection 7.02(a).

    Section 7.02     Series Final Maturity.

         (a) The amount to be paid by the Transferor with respect to Series 2002-2 in connection with (i) a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Transfer and Servicing Agreement or (ii) an Optional Redemption of the Notes pursuant to Section 7.01, shall be the Reassignment Amount for the first Distribution Date following the Due Period in which the reassignment obligation arises under the Transfer and Servicing Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 herein or Section 2.06 of the Transfer and Servicing Agreement or the proceeds from any Foreclosure Remedy pursuant to
Section 5.05 of the Indenture, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 1:00 p.m. New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:

              (i) (x) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders;

              (ii) (x) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date and (C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders;

              (iii) (x) the Class C Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class C Noteholders and (y) an amount equal to the sum of (A) Class C Monthly Interest for such Distribution Date, (B) any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date and (C) the amount of Class C Additional Interest, if any, for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class C Noteholders; and



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

              (iv) the O/C Amount on such Distribution Date will be distributed to the Paying Agent for payment to the O/C Holder.

         (b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to subsection 7.02(a) for payment to the Series 2002-2 Noteholders shall be deemed distributed in full to the Series 2002-2 Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.



                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

    Section 8.01 Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

    Section 8.02 Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

    Section 8.03 Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

    Section 8.04 Transfer of the O/C Amount. Notwithstanding anything to the contrary in this Indenture Supplement, no interest in the O/C Amount may be directly or indirectly sold, assigned, pledged, hypothecated, exchanged, participated or otherwise transferred (other than in connection with the transfer upon initial issuance to the Indenture Trustee as security for the Series 2002-2 Notes) except to a Person who is a "United States person" for United States federal income tax purposes and only upon the prior delivery of a Tax Opinion to the Indenture Trustee, and any such transfer in violation of these requirements shall be null and void ab initio.

    Section 8.05 Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

    Section 8.06     Perfection of Security Interest.

         (a) The Issuer hereby represents and warrants, as of the closing date, that:

              (i) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee on behalf of the Holders of the Notes including the Series 2002-2 Noteholders, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer;

              (ii) the Receivables constitute "accounts" within the meaning of the applicable UCC;

              (iii) the Issuer owns and has good and marketable title to the Receivables free and clear of any lien, claim or encumbrance of any Person;

              (iv) the Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee on behalf of the Holders of the Notes including the Series 2002-2 Noteholders hereunder;

              (v) other than the security interest granted to the Indenture Trustee, pursuant to this Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

         (b) The Indenture Trustee may not waive a breach of any of the foregoing representations unless prior to such waiver (1) it has notified Standard & Poor's Rating Service ("S&P") of its intention to waive such breach and S&P has informed the Indenture Trustee, and the Indenture Trustee has informed the Series 2002-2 Noteholders, as to whether such waiver will result in a downgrade of the Series 2002-2 Notes and (2) the Indenture Trustee has subsequently received the unanimous consent of the Series 2002-2 Noteholders to such waiver.

    Section 8.07 Transfer Restrictions. Each purchaser or transferee of a Note that is a Plan or a person acting on behalf of or investing the assets of a Plan shall be deemed to represent that its purchase and continued holding of the Note will be covered by a U.S. Department of Labor prohibited transaction class exemption.

    Section 8.08 Notice of Servicing Delegation. To the extent that the Servicer delegates any of its servicing duties pursuant to Section 5.07 of the Transfer and Servicing Agreement, other than to Household Corporation or an affiliate thereof, the Issuer shall provide, or cause to be provided, written notice to Standard & Poor's of such a delegation of servicing duties by the Servicer.

    Section 8.09 Zero Balance Account Removal. To the extent that a Zero Balance Account, having a zero balance for less than 180 consecutive days, is the subject of a removal pursuant to Section 2.10 of the Transfer and Servicing Agreement, the Issuer shall provide, or cause to be provided, written notice of such removal to Standard & Poor's.

    Section 8.10 Notice of Insolvency Events. To the extent that an
Insolvency Event shall occur with respect to (a) the Transferor, as specified in
Section 6.01 of the Transfer and Servicing Agreement, (b) the Bank, as specified in Section 8.02 of the HRAC RPA, or (c) HRAC, as specified in Section 8.02 of the Transferor RPA, the Issuer shall provide, or cause to be provided, written notice of such occurrence to Standard & Poor's.





                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                   WILMINGTON TRUST COMPANY, not in its
                                   individual capacity, but solely as Owner
                                   Trustee on behalf of the HOUSEHOLD PRIVATE
                                   LABEL CREDIT CARD MASTER NOTE TRUST I


                                   By:   /s/ Patricia M. Child
                                      ------------------------------------------
                                      Name:  Patricia M. Child
                                      Title: Vice President







                                   U.S. BANK NATIONAL ASSOCIATION,
                                   not in its individual capacity, but solely as Indenture Trustee and Securities Intermediary

                                   By:   /s/ Joseph B. Feil
                                      ------------------------------------------
                                      Name:  Joseph B. Feil
                                      Title: Senior Financial Services Officer








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